SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 9, 1996

                    INTERDIGITAL COMMUNICATIONS CORPORATION
                    ---------------------------------------
                 (Exact name of issuer as specified in charter)

           PENNSYLVANIA                  1-11152                  23-1882087
           ------------                  -------                  ----------
   (State or Other Jurisdiction of      (Commission             (I.R.S. Employer
    Incorporation or Organization)      file number)             Identification
                                                                    Number)

           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
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                    (Address of principal executive offices)


                                 (610) 878-7800
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              (Registrant's telephone number, including area code)

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Item 5.   Other Events

     InterDigital Communications Corporation and its subsidiary InterDigital Technology Corporation (together referred to as InterDigital(R)) and Siemens AG announced on February 9, 1996 that they have entered into a broad alliance with Samsung Electronics Co., Ltd.

     InterDigital's UltraPhone(R) digital wireless local loop (WLL) telecommunications products and InterDigital's patents, including its Code Division Multiple Access (CDMA) patents will be licensed to Samsung, together with its proprietary Broadband Code Division Multiple Access(TM) (B-CDMA(TM)) air interface technology.

     Samsung has agreed to make a financial contribution to InterDigtal in excess of $35 million (of which approximately one-half constitutes royalty prepayments), which after application of certain Korean taxes and transaction costs is expected to result in a net amount of approximately $28 million. Payment and final transaction effectiveness are subject to receipt of Korean regulatory approval, which is anticipated to take approximately forty-five days. Approximately 60% of the total amount is due to be paid upon regulatory approval, with the remaining portion paid on or before June 15, 1996.

     Samsung will also provide 35 engineering man-years to the alliance for the development of B-CDMA technology. Samsung will participate, together with InterDigital and Siemens AG, in the development of B-CDMA technology and digital wireless access products. An initial objective is to create a B-CDMA based WLL product. The eventual objective is to establish B-CDMA technology as a worldwide standard for Personal Communications Services (PCS). InterDigital defines "True PCS(TM)" to provide bandwidth on demand: from ISDN to multi-media, including high-speed data, high fidelity audio and video. Under a combined B-CDMA patent, know-how and trademark license, Samsung will pay InterDigital a running royalty based on a percentage of the selling price of products that incorporate B-CDMA technology sold by Samsung.

     UltraPhone technology will also be transferred to Samsung, under a royalty-bearing license, enabling it to manufacture and sell privately labeled systems. InterDigital and Samsung anticipate that with Samsung's expertise in low cost, high quality manufacturing it may become a significant UltraPhone supplier to InterDigital, allowing InterDigital to increase gross profit margins on its own products and sales. Payments by Samsung under other patent licenses were concluded at market rates and on terms and conditions similar to licenses entered into by InterDigital with other companies.

     InterDigital and Siemens have amended their agreements of December 16, 1994 to include Samsung in the B-CDMA development program and to facilitate the broad technology sharing and close working relationship anticipated by these recent agreements.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INTERDIGITAL COMMUNICATIONS CORPORATION


Date: February 12, 1996                    By:/s/ Howard E. Goldberg
                                             --------------------------------
                                             Howard E. Goldberg
                                             Executive Vice President,
                                             Secretary and General Counsel